Exhibit 99.30
                                -------------
                Computational Materials and/or ABS Term Sheets


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POOL SUMMARY DATA                             Group 2
-----------------
Agency Conforming                % of pool                 0.00%
Non Conforming                   % of pool               100.00%
Prefunding (if any)              % of pool                 0.00%
No of Loans                                                  709
Average Loan Size                                       $385,014
WAC                                                         0.07
WA LTV                                                    86.73%
% First Lien                                             100.00%
% Owner Occ                                               97.78%
% Purchase                                                67.22%
% Cash out                                                31.98%
% Full Doc                                                56.39%
% Reduced/Limited Doc                                      0.00%
% Stated Income                                           43.61%
WA FICO                                                      682
FICO Range                                  640 to 811
Floating Rate Mortgages          % of pool               100.00%
Fixed Rate                       % of pool                 0.00%
LTVs > 80%                                                52.09%
LTV s> 90%                                                28.32%
IO Mortgages                     % of pool                89.20%
LOAN SIZE
Loans < 100k                     % of pool                 0.30%
Loans < 75k                      % of pool                 0.00%
Loans > 350k                     % of pool                81.01%
Loans > 500k                     % of pool                24.31%
Loans > 750k                     % of pool                 2.77%
DTI

GEOGRAPHIC
----------
California                                                62.49%
North California                                          15.75%
South California                                          46.74%
New York                                                   1.96%
Illinois                                                   1.98%
Virginia                                                   3.88%
New Jersey                                                 1.18%
Florida                                                    6.52%
Nevada                                                     3.50%
Maryland                                                   1.37%
Georgia                                                    0.41%
Single Prop                                               69.00%
PUD                                                       21.09%
2-4 Family                                                 2.43%

FICO
----
Unknown                                                    0.00%
Fico < 600                                                 0.00%
Fico < 575                                                 0.00%
Fico < 550                                                 0.00%
Below 525                                                  0.00%
526 to 550                                                 0.00%
551 to 575                                                 0.00%
576 to 600                                                 0.00%
601 to 625                                                 0.00%
626 to 650                                                17.76%
651 to 675                                                33.81%
676 to 700                                                24.06%
Above 700                                                 24.36%

Insurance                 any MI. pls                     52.09%

DELINQUENCIES
30-59 day past

Excess spread